UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 18, 2019

CANNAE HOLDINGS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-38300	82-1273460
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1701 Village Center Circle

Las Vegas, Nevada 89134

(Addresses of principal executive offices)

(702) 323-7330

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Cannae Common Stock, $0.0001 par value	CNNE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amended and Restated Margin Loan Agreement

On December 18, 2019 (the “Signing Date”), Cannae Funding, LLC (the “Borrower”), an indirect wholly-owned special purpose subsidiary of Cannae Holdings, Inc. (the “Company”), entered into an Amended and Restated Margin Loan Agreement (the “Loan Agreement”) with the lenders from time to time party thereto (each, a “Lender”), Credit Suisse AG, Cayman Islands Branch, as the administrative agent (in such capacity, the “Administrative Agent”), and Credit Suisse Securities (USA) LLC and Deutsche Bank AG, London Branch, as the case may be, as calculation agent. The Loan Agreement amended and restated the Margin Loan Agreement, dated as of November 7, 2018 (the “Original Loan Agreement”), among the Borrower, the Lenders, the Administrative Agent and Credit Suisse Securities (USA) LLC, as the calculation agent.

Pursuant to the Loan Agreement, on the Signing Date, the Borrower prepaid $75 million of the $150 million in term loans outstanding under the Original Loan Agreement and may borrow $225 million in term loans in addition to the $75 million in term loans outstanding. The Borrower will pay a prepayment premium for all or any portion of such $75 million prepayment that it does not re-borrow on or before January 31, 2020. The term loans mature on the 36-month anniversary of the Signing Date. All outstanding amounts under the Loan Agreement bear interest quarterly at a rate per annum equal to a three-month LIBOR rate plus an applicable margin. If adequate and reasonable means do not or will not exist for ascertaining LIBOR, the Borrower and the Administrative Agent may establish an alternate rate of interest for LIBOR that gives due consideration to the then prevailing market convention for determining a rate of interest. Interest will be payable in kind unless the Borrower elects to pay interest in cash. The amount of interest that may be deferred is subject to a cumulative cap over the term of the loans. The Borrower will pay a commitment fee on the undrawn portion of the $300 million until the term loans are fully drawn.

The Borrower’s obligations under the Original Loan Agreement were secured by a first priority lien on 25,000,000 shares of common stock, par value $0.01 per share (the “Ceridian Common Stock”), of Ceridian HCM Holding Inc. (“Ceridian”). On November 13, 2019, 5,000,000 shares of such Ceridian Common Stock were released from such lien and, on December 18, 2019, 200,000 shares of such Ceridian Common Stock were released from such lien. Accordingly, the Loan Agreement is secured by a first priority lien on 19,800,000 shares of Ceridian Common Stock. The Loan Agreement requires the Borrower to maintain a certain loan to value ratio (based on the value of Ceridian Common Stock). In the event that this ratio is not maintained, the Borrower must post additional cash collateral under the Loan Agreement and/or elect to repay a portion of the term loans thereunder.

The Loan Agreement provides that Borrower may prepay the term loans under the Loan Agreement at any time, subject to certain notice requirements and a prepayment premium under certain conditions if Borrower prepays all or any portion of such loans prior to the 12-month anniversary of the Signing Date. In addition, the Loan Agreement requires the repayment of all or a portion of the term loans made thereunder upon the occurrence of certain events customary for financings of this nature, including events relating to the price, liquidity or value of Ceridian Common Stock, certain events or extraordinary transactions related to Ceridian and certain events related to the Borrower or the Company.

The Loan Agreement contains customary representations and warranties, covenants and events of default for financings of this nature, including the occurrence of the following events of default (and subject to customary cure periods and materiality thresholds):

•	failure to pay principal, interest or other amounts due under the Loan Agreement (including fees and margin calls);
•	default under other agreements governing material indebtedness by the Borrower;
•	failure to observe covenants or other agreements in the Loan Agreement or inaccuracy of representations or warranties under the Loan Agreement;
•	insolvency and related occurrences or events of insolvency;
•	failure of enforceability or invalidity of the Loan Agreement or any other loan documents related thereto or the effectiveness of the liens created under such loan documents;
•	failure to create a valid and perfected first priority lien in the collateral; and
•	judgments entered above a certain threshold.

Upon the occurrence and during the continuance of an event of default, any lender may declare the term loans due and payable, exercise remedies with respect to the collateral and demand payment from Borrower of the obligations under the Loan Agreement then due and payable.

The foregoing description of the Amended and Restated Margin Loan Agreement is not complete and is subject to, and qualified in its entirety by, reference to the full text of the Amended and Restated Margin Loan Agreement, which is filed as Exhibit 10.1 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the disclosure set forth above under Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1	Amended and Restated Margin Loan Agreement, dated December 18, 2019, among Cannae Funding, LLC, as borrower, the lenders from time to time party thereto, Credit Suisse AG, Cayman Islands Branch, as administrative agent and Credit Suisse Securities (USA) LLC and Deutsche Bank AG, London Branch, as the case may be, as calculation agent.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cannae Holdings, Inc.

Date: December 20, 2019	By:	/s/ Michael L. Gravelle
		Name:	Michael L. Gravelle
		Title:	Executive Vice President, General Counsel, and Corporate Secretary